Section 906 Certification

Hendrik Du Toit, President, and Kim McFarland, Treasurer & Chief Financial Officer, of Southern Africa Fund, Inc., a Maryland corporation (the "Registrant"), each certify that:

1. The Registrant's periodic report on Form N-CSR for the period ended May 31, 2003 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and;

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Southern Africa Fund, Inc. and will be retained by Southern Africa Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

PRESIDENT                               TREASURER & CHIEF FINANCIAL OFFICER
Southern Africa Fund, Inc.              Southern Africa Fund, Inc.




/s/ Hendrik du Toit                     /s/ Kim McFarland
-------------------                    ------------------
Hendrik du Toit                        Kim McFarland

Date: July 21, 2003                    Date: July 21, 2003